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                          MVSI, INC. AND SUBSIDIARIES               EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT



 The following lists all subsidiaries of MVSI, Inc. as required by Exhibit 21.



      Name                                   State/Country of Incorporation
-----------------------------------   ----------------------------------------

1. MVS Modular Vision Systems, Inc.          Quebec, Canada

2. JMR Distributors, Inc.                    Virginia

3. Socrates, Inc.                            Maryland